UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 6, 2020

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 7, 2020, Invacare Corporation, an Ohio corporation (the “Company”), completed the sale (the “Transaction”) of its indirect subsidiary, Dynamic Controls, a New Zealand incorporated unlimited company (“Dynamic Controls”), to Allied Motion Christchurch Limited, a New Zealand limited company (the “Purchaser”), pursuant to a Securities Purchase Agreement among the Company, Invacare Holdings New Zealand, a New Zealand incorporated unlimited company, and the Purchaser (the “Purchase Agreement”) dated March 6, 2020. Dynamic Controls is a producer of electronic control systems for powered medical mobility devices, including systems incorporating the LiNX™ technology platform.
Upon the closing of the Transaction, the price paid to the Company for Dynamic Controls was approximately $15,000,000 in cash, which is subject to certain post-closing adjustments required by the Purchase Agreement. The Company estimates net proceeds from the Transaction are approximately $12,800,000, net of taxes and expenses.
The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Purchase Agreement.
The parties to the Transaction have made customary representations, warranties and covenants. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.
At the closing of the Transaction, the parties entered into a supply agreement pursuant to which Dynamic Controls will supply certain electronic components as required by the Company for a five-year period following the Transaction, including ongoing supply and support of the LiNX™ electronic control system with informatics technology, continued contract manufacturing of certain electronic components for the Company’s respiratory products and continued infrastructure and applications support for the informatics solution for the Company’s respiratory products. The parties also entered into a transition services agreement under which the parties agreed to provide certain transitional services with respect to Dynamic Controls’ business following the Transaction.
The Company agreed to non-competition obligations with respect to certain electronic control systems for a four-year period following the Transaction, and agreed to certain confidentiality obligations with respect to Dynamic Controls’ business, which obligations are more fully described in the Purchase Agreement.
Neither the Company nor any of its affiliates have had a material relationship with the Purchaser, other than in respect of the Purchase Agreement.
A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. The foregoing description of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.
Item 7.01.    Regulation FD Disclosure.
A press release announcing the Transaction was issued by the Company on March 9, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description of Exhibit

2.1
Securities Purchase Agreement among Allied Motion Christchurch Limited, Invacare Holdings New Zealand and Invacare Corporation, dated March 6, 2020. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the agreement.)

99.1	Press Release, dated March 9, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: March 9, 2020	By:	/s/ Kathleen P. Leneghan
Kathleen P. Leneghan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

2.1
Securities Purchase Agreement among Allied Motion Christchurch Limited, Invacare Holdings New Zealand and Invacare Corporation, dated March 6, 2020. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the agreement.)

99.1	Press Release, dated March 9, 2020.